EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the date set forth on the signature page hereof between INSITE VISION INCORPORATED, a Delaware corporation having a place of business at 965 Atlantic Avenue, Alameda, California 94501 (the “Company”) and the undersigned (each, a “Subscriber” and collectively, the “Subscribers”).

W I T N E S S E T H:

WHEREAS, the Company desires to sell Units (as defined below) to persons who qualify as “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); and

WHEREAS, the Subscribers desire to purchase that number of Units set forth on the signature page hereof on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR UNITS

1.1 Amount of the Offering. The Company will offer to sell to persons who qualify as “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act up to an aggregate of 1,500 Units (the “Maximum Offering”), subject to the Company’s right, in its sole discretion, to sell up to an additional aggregate of 300 Units (the “Over-allotment”). Together, the Maximum Offering and the Over-allotment shall be referred to as the “Offering”.

(a) Each “Unit” shall consist of:

(i) a number of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), determined by dividing $10,000 (the “Unit Price”) by the average per share closing price of the Common Stock as reported on the American Stock Exchange (“AMEX”) for the five trading days immediately preceding the Initial Closing (as defined below), but in no case exceeding $0.50 per share (the “Per Share Price”);

(ii) Class A redeemable warrants (the “Class A Warrants”) to purchase a number of shares of Common Stock equal to 25% of the Common Stock included in such Unit with an exercise price equal to $0.75 per share; and

(iii) Class B redeemable warrants (the “Class B Warrants”) to purchase a number of shares of Common Stock equal to 25% of the Common Stock included in such Unit with an exercise price equal to $0.75 per share.

(b) The terms of the Class A Warrants and Class B Warrants (collectively, the “Warrants”) shall be identical with the exception of their respective redemption prices. In the event that the average closing price of the Common Stock on AMEX for any 20 consecutive trading days is at least $1.50 (subject to proportionate adjustment for stock splits, reverse stock splits and similar events with respect to the Common Stock occurring after the date hereof) (the “Class A Redemption Price”), the Company shall be entitled to redeem the outstanding Class A Warrants, or any portion of them, at a per warrant share redemption price of $0.75 (subject to proportionate adjustment for stock splits, reverse stock splits and similar events with respect to the Common Stock occurring after the date hereof) by giving 30 days written notice to the holder. In the event that the average closing price of the Common Stock on AMEX for any 20 consecutive trading days is at least $2.50 (subject to proportionate adjustment for stock splits, reverse stock splits and similar events with respect to the Common Stock occurring after the date hereof) (the “Class B Redemption Price”), the Company shall be entitled to redeem the outstanding Class B Warrants, or any portion of them, at a per warrant share redemption price of $1.75 (subject to proportionate adjustment for stock splits, reverse stock splits and similar events occurring with respect to the Common Stock after the date hereof) by giving 30 days written notice to the holder. The Warrants shall be in substantially the form attached as exhibits to the Memorandum (as defined herein).

1.2 Initial Closing. Upon receipt of binding subscription agreements for up to the Maximum Offering in the aggregate plus the Over-allotment, if applicable (the “Subscriptions”), and subject to the other terms and conditions of this Agreement, at a time to be agreed upon by the Company and Paramount Capital, Inc. (the “Placement Agent”) and of which the Subscribers will be notified by the Placement Agent by facsimile transmittal or otherwise, the Company will sell to the Subscribers and the Subscribers will purchase from the Company, on a pro-rata basis, that portion of the Common Stock and Warrants included in the Units subscribed for by Subscribers under the terms of the Offering, equal to a number of Securities (as defined herein), assuming full exercise of the Warrants, that the Company is able to sell upon issuance of 19.9% of the Company’s outstanding shares of Common Stock immediately prior to such issuance (the “Initial Closing” and such date the “Initial Closing Date”), and the Subscribers will remit to the Escrow Agent prior to the Initial Closing the applicable pro-rata portion of the Aggregate Purchase Price for the Initial Closing (the “Initial Closing Amount”) for release to the Company at the Initial Closing. In no event shall the Company sell an amount of Securities (assuming full exercise of the Warrants) at the Initial Closing that would exceed 19.9% of the Company’s outstanding shares of Common Stock immediately prior to such issuance. The Placement Agent will notify each Subscriber, after consultation with the Company, as to such Subscriber’s portion of the Initial Closing Amount (each an “Initial Subscriber Amount”) by providing such Subscriber with a notice substantially similar to that attached hereto as Exhibit A. The “Aggregate Purchase Price” shall mean the product of the amount of Units sold to Subscribers and the Unit Price and shall equal the Initial Closing Amount (as defined below) plus the Final Closing Amount (as defined below). Upon compliance with all conditions to the Initial

Closing, the Placement Agent, with notice to the Company, shall authorize the Escrow Agent to release the proceeds of the Initial Closing to the Company, less fees and expenses due to the Placement Agent. Interest, if any, that has accrued with respect to the Initial Closing Amount while in escrow shall also be distributed to the Company at the Initial Closing and Subscribers will have no right to such interest.

1.3 Final Closing. Within five (5) business days after receipt of written notice from the Company that it has obtained stockholder approval meeting the requirements of AMEX (the “Stockholder Approval”) to: (a) issue to the Subscribers the balance of the Common Stock and Warrants included in the Units (including any shares of Common Stock issuable upon exercise thereof) subscribed for by the Subscribers and not issued at the Initial Closing, (b) issue to the Placement Agent the warrant pursuant to that certain placement agent agreement by and between the Company and the Placement Agent (the “Placement Warrant”) (including any shares of Common Stock issuable upon exercise thereof), and (c) amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock in an amount sufficient to issue the balance of the Common Stock and Warrants included in the Units (including any shares of Common Stock issuable upon exercise thereof) and the Placement Warrant (including any shares of Common Stock issuable upon exercise thereof), each Subscriber is required, and hereby agrees to fulfill the balance of its Subscription at the Final Closing by forwarding additional funds to the Escrow Agent prior to the Final Closing equal to, on a pro-rata basis, the Aggregate Offering Amount minus the Initial Closing Amount (the “Final Closing Amount”). Upon compliance with all conditions to the Final Closing, the Placement Agent, with notice to the Company, shall authorize the Escrow Agent to release the proceeds of the Final Closing to the Company, less fees and expenses due to the Placement Agent and the Subscribers shall purchase and the Company shall sell the balance of the Common Stock and Warrants included in the Units (the “Final Closing” and such date, the “Final Closing Date”). Interest, if any, that has accrued with respect to the Final Closing Amount while in escrow shall also be distributed to the Company at the Final Closing and Subscribers will have no right to such interest. Prior to the Final Closing and in any event not more than two (2) business days after Stockholder Approval, the Company shall file with the Secretary of State of the State of Delaware an amendment to the Company’s Certificate of Incorporation (the “Amended Certificate of Incorporation”) increasing the authorized number of shares of Common Stock in an amount sufficient to issue the balance of such Securities (including subsequent exercises of the Warrants). The receipt of Stockholder Approval (as further described below) is a condition to the Final Closing and such condition may not be waived by the Subscribers.

1.4 Stockholder Approval. The Company is required to seek the Stockholder Approval within 90 days of the Initial Closing Date (the “Stockholder Approval Termination Date”). The Stockholder Approval Termination Date may be extended by mutual agreement between the Placement Agent and the Company, without notice to Subscribers, for up to an additional 45 days. If Stockholder Approval is not obtained by the Stockholder Approval Termination Date, as extended as provided herein, then the obligation of the Subscriber to purchase in the Final Closing the balance of the Securities subscribed for by such Subscriber and not issued at the Initial Closing and to remit the Final Closing Amount will be terminable at the option of the Subscriber, and if terminated, such obligations of the Subscriber to purchase in the Final Closing the balance of the Securities subscribed for by such Subscriber and not issued at the Initial Closing shall be deemed null and void. In addition, in the event Stockholder Approval has not been obtained by the Company on or before the Stockholder Approval Termination Date, the Company will pay to the Subscribers on a pro-rata basis, as liquidated damages and not as a penalty, an aggregate cash payment among all Subscribers equal to 2% of the Initial Closing Amount distributed pro-rata among all Subscribers at the Initial Closing Date, for each week beyond the Stockholder Approval Termination Date that Stockholder Approval is not obtained, up to a maximum of 8% of the Initial Closing Amount distributed pro-rata among all Subscribers in the aggregate, such that upon the completion of four weeks after the Stockholder Approval Termination Date, these liquidated damages will equal 8% of the Initial Closing Amount in the aggregate and no further liquidated damages will be owed pursuant to this provision.

1.5 Offering Termination Date. Unless terminated earlier in the Placement Agent’s or the Company’s sole discretion, the Offering will expire on the earlier to occur of the Final Closing Date and 11:59 p.m. New York City time on June 30, 2004 (subject to extension at the Company’s sole discretion without notice to the Subscribers) (the “Offering Termination Date”).

1.6 Prior to each of the Initial Closing and Final Closing, the Initial Closing Amount and the Final Closing Amount, respectively, will be deposited in a segregated escrow account with the Escrow Agent pursuant to the instructions provided below in this Section 1.6. Subject to the terms and conditions of this Agreement (including, without limitation, the Company’s and the Placement Agent’s option, each at its sole discretion, to refuse to accept Subscriptions from any Subscriber and, in the case of Subscriptions for Securities to be issued at the Final Closing, the requirement that the Company obtain Stockholder Approval prior to the Final Closing), the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units and the Company agrees to sell such number of Units to the Subscriber as is set forth upon the signature page hereof at the Offering Price (as defined on the signature page hereto). Pursuant to Sections 1.2 and 1.3, the Initial Closing Amount and Final Closing Amount, respectively, is payable by wire transfer, certified bank check, personal or business check, or money order made payable to “US Bank Trust National Association Corporation Trust, (the “Escrow Agent”) F/B/O InSite Vision Incorporated.” Subscribers paying by wire transfer should direct such wire transfer to:

US Bank Trust National Association

ABA Routing Number: 091000022

US Bank and Trust Corp. Account Number: 180121167365

For: InSite Vision/Paramount Cap

SEI Number: 784924000

Attn: Angela Rieger

Each Subscriber must complete and return a duly executed, unaltered copy of this Agreement (including the completed Confidential Subscriber Questionnaire included in Article VIII hereof) to the Placement Agent at the Placement Agent’s address indicated in the

Memorandum on or before the date indicated to you by the Placement Agent to be eligible to participate in the Offering. The Company and the Placement Agent retain complete discretion to accept or reject any Subscriptions unless and until the Company executes a counterpart to this Agreement that includes such Subscriber’s signature.

1.7 The certificates representing the Common Stock and Warrants included in the Units purchased at each Closing will be delivered by the Company within 10 business days following each of the Initial Closing and the Final Closing (as applicable) as set forth in Article IV hereof.

II.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSCRIBERS

Each Subscriber hereby represents, warrants and covenants to the Company, severally and not jointly with any other Subscriber, as follows:

2.1 The Subscriber recognizes and acknowledges that the purchase of the Units involves a high degree of risk including, but not limited to, the following: (i) an investment in the Company is highly speculative, and only Subscribers who can afford the loss of their entire investment should consider investing in the Company and the Units; (ii) the Subscriber may not be able to liquidate his/her/its investment; (iii) transferability of the Common Stock and Warrants included in the Units, and the common stock issuable upon exercise of the Warrants (collectively the “Securities”) is extremely limited; (iv) in the event of a disposition of the Securities, the Subscriber could sustain the loss of his/its entire investment; (v) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future; and (vi) the Company may not obtain the Stockholder Approval, and accordingly, if Stockholder Approval is not obtained the Company will be unable to conduct the Final Closing and the Subscriber will not be able to purchase Units in the Final Closing.

2.2 The Subscriber represents that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as indicated by the Subscriber’s responses to the questions contained in Article VIII hereof which responses are true and correct as of the date hereof and shall be true and correct as of each of the Initial Closing and Final Closing, and that the Subscriber is able to bear the economic risk of an investment in the Company. If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state or other jurisdiction in which the Subscriber resides, has adequate means of providing for the Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

2.3 The Subscriber hereby acknowledges and represents that (i) the Subscriber is knowledgeable, sophisticated and has experience in making, and is qualified to make, decisions with respect to investments representing an investment decision like that involved in the purchase of the Units and has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on the NASDAQ National or SmallCap

Market or listed on AMEX; (ii) the Subscriber recognizes the highly speculative nature of this investment, that an investment in the Units and the underlying Securities involves a significant degree of risk, that the market price of the Common Stock has been and continues to be volatile, and Subscriber has carefully evaluated the risks of an investment in the Units; and (iii) the Subscriber is able to bear the economic risk of an investment in the Units and the potential loss of such investment, which risk the Subscriber hereby assumes.

2.4 The Subscriber hereby acknowledges that he/she/it has received and carefully reviewed this Agreement, the confidential offering memorandum prepared by the Company and dated as of March 5, 2004, as amended or supplemented, including all documents attached thereto or incorporated by reference therein, including the following documents filed by the Company with the Securities and Exchange Commission (the “SEC” or the “Commission”, and such documents, the “SEC Filings”): SEC Form 10-K, filed March 31, 2003; SEC Form 10-K/A filed April 29, 2003; SEC Forms 10-Q filed May 15, 2003, August 14, 2003, November 19, 2003; Form 10-Q/A filed August 22, 2003; SEC Schedule 14A filed November 25, 2003; SEC Forms 8-K filed September 23, 2003, October 28, 2003, January 14, 2004, and February 24, 2004; SEC Form 8-K/A filed November 21, 2003; and any future filings that the Company makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the Expiration Date (as defined herein) (the confidential offering memorandum, including the SEC Filings and all other exhibits and information incorporated by reference therein is referred to herein as the “Memorandum”). Any information that the Company subsequently files with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this Memorandum. The Subscriber further represents that the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which the Subscriber, its investment advisor, attorney and/or accountant has requested or desired to know, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and has received any additional information which the Subscriber has requested.

2.5 (a) The Subscriber has relied solely upon the information provided by the Company in making the decision to invest in the Units. The Subscriber is familiar with and understands the terms of the Offering, including the rights to which the Subscriber is entitled under this Agreement. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representation or other information (whether oral or written) from the Company, or any agent, employee or affiliate of the Company other than as set forth in the Memorandum and the results of Subscriber’s own independent investigation. Subscriber understands and acknowledges that nothing in this Agreement, the Memorandum or any other materials provided to Subscriber in connection with the Subscription for the Units or sale of the Securities constitutes investment, tax or legal advice. To the extent deemed necessary or advisable by Subscriber in his/her/its sole discretion, the Subscriber has retained, at his/her/its sole expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Units hereunder.

(b) The Subscriber represents that no Units or other securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Subscriber did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry or Subscriber conference whose attendees were invited by any general solicitation or general advertising.

2.6 The Subscriber hereby acknowledges that the Offering has not been reviewed, recommended or endorsed by the United States Securities and Exchange Commission or any state securities regulatory authority or other governmental body or agency, since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated under the Securities Act. The Subscriber shall not sell or otherwise transfer the Units unless such transfer is registered under the Securities Act or unless an exemption from such registration is available. The Subscriber understands that if required by the laws or regulations or any applicable jurisdictions, the Offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration of exemption therefrom.

2.7 The Subscriber understands and acknowledges that neither the Units nor the Securities have been registered under the Securities Act on reliance of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Subscriber’s investment intention and the truth and accuracy of, and Subscriber’s compliance with, the representations, warranties, acknowledgments and covenants of Subscriber set forth herein. In this connection, the Subscriber hereby represents that the representations, warranties, acknowledgments and covenants of Subscriber set forth herein are true and accurate, Subscriber will comply with the covenants set forth herein, and the Subscriber is purchasing the Units and underlying Securities for the Subscriber’s own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Units or underlying Securities to any other person. The Subscriber, if an entity, also represents that it was not formed for the purpose of purchasing the Units or underlying Securities. The Subscriber has no current plans to effect a “change of control” of the Company, as such term is understood in Rule 13d of the Exchange Act.

2.8 The Subscriber understands that neither the Units nor the Securities will be registered or available for sale in the public markets except as specifically provided herein, and Rule 144 promulgated under the Securities Act (“Rule 144”) requires, among other conditions, a one-year holding period for non-affiliates of the Company prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Units or Securities under the Securities Act or any state securities or “blue sky” laws or assist the Subscriber in obtaining an exemption from various registration requirements, other than as set forth in Article VI herein. The Subscriber agrees to hold the Company and its directors, officers, employees, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (i) any misrepresentation made by the Subscriber contained in this Agreement (including the Confidential Subscriber Questionnaire contained in Article VIII herein), (ii) any sale or distribution by the Subscriber in violation of the Securities Act or any applicable state securities or “blue sky” laws or (iii) any untrue statement of a material fact made by the Subscriber and contained herein (including the Confidential Subscriber Questionnaire contained in Article VIII herein) or omission of a material fact asked for by such questionnaire necessary to make such statements made by the Subscriber and contained herein (including the Confidential Subscriber Questionnaire contained in Article VIII herein), in light of the circumstances in which they are made, not misleading.

2.9 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Units substantially as set forth below, that such Units have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records and with its transfer agent with respect to the restrictions on the transferability of the Units.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

2.10 The Subscriber agrees to supply the Company, within five (5) days after the Subscriber receives the request therefore from the Company, with such additional information concerning the Subscriber as the Company deems necessary or advisable.

2.11 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

2.12 The Subscriber represents that (i) the Subscriber has full right, power, authority and capacity (corporate, personal, statutory and otherwise) to execute, deliver, and perform this Agreement and to purchase the Securities and has taken all action necessary to authorize the execution, delivery and performance of this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

2.13 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other entity (a) it is authorized and qualified to become an Subscriber in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and (b) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.14 The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD Rules of Fair Practice, receipt of which must be acknowledged in accordance with such rules.

2.15 The Subscriber acknowledges and agrees that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.

2.16 The Subscriber understands, acknowledges and agrees with the Company that this Subscription may be rejected, in whole or in part, by the Company or the Placement Agent, in each of their sole and absolute discretion, at any time before the Initial Closing Date notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber’s Subscription. Subscriptions accepted at the Initial Closing Date shall be binding on the Company. For clarification, the Company and the Placement Agent cannot refuse to accept the any Subscriber’s Final Closing Amount after the Company has accepted such Subscriber’s Initial Closing Amount so long as the Final Closing occurs.

2.17 The Subscriber understands, acknowledges and agrees with the Company that, except as otherwise set forth herein, the Subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

2.18 The Subscriber understands, acknowledges and agrees with the Company that the Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, and/or the provisions of Regulation S, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Subscriber.

2.19 The Subscriber understands, acknowledges and agrees with the Company that, there can be no assurance that the Subscriber will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and Regulation D, as well as Regulation S, in addition to any other restrictions on transfer set forth herein or in the Warrants, the Company may, at a minimum, require any transferee to fulfill the Subscriber suitability requirements thereunder and make the representations, warranties and covenants of Subscriber hereunder.

2.20 The Subscriber agrees that during the period from the date that Subscriber was first contacted with respect to the Offering through the last date upon which Subscriber holds any Units, the Subscriber will not directly or indirectly, through related parties, affiliates or otherwise sell “short” or “short against the box” (as those terms are generally understood) any equity security of the Company or take any action with respect to any equity security of the Company which would violate the Securities Act or the rules and regulations promulgated thereunder.

2.21 The Subscriber acknowledges and agrees that the information contained in this Agreement, the Memorandum or otherwise made available to the Subscriber by the Company (collectively, the “Confidential Information”) is to be used solely for the purpose of evaluating a possible investment in the Units and is confidential and non-public and agrees that all such Confidential Information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber’s personal benefit (other than in connection with evaluating a possible investment in the Units) nor disclosed to any third party for any reason and in any manner, notwithstanding that a Subscriber’s subscription may not be accepted by the Company; provided, however, that this obligation shall not apply to any such Confidential Information that (i) is part of the public knowledge or literature and readily accessible at the date hereof (except as a result of a breach of this provision), or (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision).

2.22 If the Subscriber is purchasing the Units in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents, and such other person or entity fulfills all the requirements for purchase of the shares as such requirements are set forth herein, concurs in the purchase of the Securities and agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

2.23 No authorization, approval, consent or license of any person is required to be obtained for the purchase of the Units by the Subscriber, other than as have been obtained and are in full force and effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of or constitute a default under any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or to the best of the Subscriber’s knowledge, any permit, franchise, judgment, order, decree, statute, rule or regulation to which the Subscriber or any of its businesses or properties is subject.

2.24 The representations, warranties and agreements of the Subscriber contained herein, in the Confidential Subscriber Questionnaire and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the Initial Closing Date and Final Closing Date as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Securities. Subscriber agrees to notify the Company as promptly as possible of any change in any of the foregoing information until such time as the Subscriber has sold all of its Securities.

2.25 The Subscriber hereby covenants with the Company not to make any sale of the Securities under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and further agrees to comply with reasonable requests of the Company or its transfer agent to provide additional information and representations concerning such sale.

2.26 Subscriber acknowledges the following disclosure, which is set forth herein as required pursuant to Section 25102(a) of the California Corporate Securities Law of 1968:

“THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.”

2.27 The Subscriber is not an adverse party to the Company in any lawsuit involving the Company.

III.	REPRESENTATIONS, WARRANTIES AND COVENANTS BY AND OF THE COMPANY

The Company hereby represents and warrants to the Subscriber that (for purposes of this Article III, references to “Memorandum” shall mean the Memorandum excluding the SEC Filings):

3.1 Organization, Good Standing and Qualification. As of each of the Initial Closing and Final Closing, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, condition (financial or otherwise), assets, or results of operations of the Company and its Subsidiaries (as defined below) as a whole (a “Material Adverse Effect”).

3.2 Capitalization. (a) The authorized capital stock of the Company as of March 1, 2004 is as set forth in the Memorandum, under the heading “Capitalization”. All of the securities issued by the Company have been issued in accordance with all applicable federal and state securities laws. Other than as disclosed or contemplated in the Memorandum under the heading “Capitalization”, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Other than as disclosed in the Memorandum under the heading “Capitalization” there are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate of Incorporation”) or the Company’s By-laws, as in effect on the date hereof (the “By-laws”) or by agreement or otherwise. Other than as disclosed in the Memorandum under the heading “Capitalization”, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. The Company has made available to the Placement Agent true and correct copies of the Company’s Certificate of Incorporation and the Company’s By-laws.

(b) The Common Stock and Warrants to be issued in the Initial Closing, and the Common Stock issuable upon exercise of the Warrants issued in the Initial Closing have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement and the Warrants, will be duly authorized, validly issued, fully paid and non-assessable. Upon and subject to the receipt of the Stockholder Approval and the filing of the Amended Certificate of Incorporation with the Secretary of State of the State of Delaware, the Common Stock and Warrants to be issued in the Final Closing, and the Common Stock issuable upon exercise of the Warrants issued in the Final Closing will be duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement and the Warrants, will be duly authorized, validly issued, fully paid and non-assessable. Other than as disclosed in the Memorandum under the heading “Capitalization”, there is no stockholder of the Company has any right to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act. Other than, with respect to the Final Closing, the Stockholder Approval, no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

3.3 Authorization; Enforceability. The Company has all requisite corporate right, power and authority to enter into this Agreement and, other than the requirement for the Stockholder Approval and the filing of the Amended Certificate of Incorporation with the Secretary of State of the State of Delaware with respect to the Final Closing, to consummate the transactions contemplated hereby. Other than Stockholder Approval and the filing of the Amended Certificate of Incorporation with the Secretary of State of the State of Delaware with respect to the Final Closing, all corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to limitations of public policy, general principals of equity (regardless of whether such enforceability is considered at law or equity) and except as the indemnification agreements of the Company in Section 6.7 hereof may be legally unenforceable. Other than as disclosed in the Memorandum under the heading “Capitalization”, the issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person pursuant to any agreement to which the Company is a party.

3.4 No Conflict; Governmental and Other Consents.

(a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any subsidiary is bound, or of any provision of the Certificate of Incorporation or By-laws of the Company or any subsidiary, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any subsidiary is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company or any subsidiary where such violation, breach, default or imposition is reasonably likely to result in a Material Adverse Effect.

(b) Except as disclosed in the Memorandum and other than, with respect to the Final Closing, the Stockholder Approval and the filing of the Amended Certificate of Incorporation with the Secretary of State of the State of Delaware, no consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company or any subsidiary in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except such filings as may be required to be made with the Commission, the NASD and AMEX and with any state or foreign blue sky or securities regulatory authority.

3.5 Litigation. Other than as disclosed in the Memorandum under the heading “Our Company - Litigation”, there is no pending or, to the actual knowledge of the Company, threatened legal or governmental proceedings to which the Company is a party which is reasonably expected to result in a Material Adverse Effect or which would or might reasonably be expected to materially adversely affect the Company’s ability to perform its obligations under this Agreement.

3.6 Accuracy of Offering Documents. All reports required to be filed by the Company within the two years prior to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have been duly filed with the Commission, complied at the time of filing in all material respects with the requirements of their respective forms and the rules and regulations thereunder, except to the extent updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and such reports did not contain (as of their respective dates) any untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or, if amended, as so amended. The Memorandum was complete and correct in all material respects as of the date thereof, and as of such date the Memorandum did not contain any untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained there, in light of the circumstances under which they were made, not misleading, or, if amended, as so amended.

3.7 Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

3.8 Use of Proceeds. The Company intends to use the net proceeds of the Offering as described under the heading “Use of Proceeds” in the Memorandum.

3.9 Intellectual Property. Except as disclosed in the Memorandum, the Company and/or its subsidiaries owns or possesses adequate and, to its knowledge, enforceable rights to use all material patents, patent applications, trademarks, service marks, trade names, logos, corporate names, copyrights, trade secrets, processes, mask works, licenses, inventions, formulations, technology and know-how and other intangible property currently used in the conduct of its business as described in the Memorandum (the “Proprietary Rights”). Except as disclosed in the Memorandum, the Company and/or its Subsidiaries have taken commercially reasonable measures to protect all of the Company’s and such Subsidiary’s Proprietary Rights. Except as set forth in the Memorandum, neither the Company nor any of its Subsidiaries has received any notice of, and there are not any facts known to the Company or any Subsidiary which indicate the existence of (i) any infringement or misappropriation by any third party of any of the Proprietary Rights, which infringement or misappropriation would reasonably be expected to have a Material Adverse Effect, (ii) any claim by a third party contesting the validity of any of the Proprietary Rights, other than claims that would not reasonably be expected to have a Material Adverse Effect or (iii) any infringement, misappropriation or violation by the Company or any subsidiary or, to the Company’s knowledge, any of their employees, of any Proprietary Rights of third parties that would be reasonably expected to have a Material Adverse Effect. Except as disclosed in the Memorandum under the heading “Risk Factors - Our business depends upon our proprietary rights, and we may not be able to adequately protect, enforce or secure our intellectual property rights,” to the Company’s knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party has occurred by the Company or any of its Subsidiaries with respect to any products currently being sold by the Company or any Subsidiary or with respect to any products currently under development by the Company or any Subsidiary or with respect to the conduct of the business of the Company or any Subsidiary as currently conducted. Except as disclosed in the Memorandum under the heading “Risk Factors - Our business depends upon our proprietary rights, and we may not be able to adequately protect, enforce or secure our intellectual property rights,” to the Company’s knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party will occur by the Company or any of its Subsidiaries as a result of the sale by the Company or any Subsidiary of any products currently under development by the Company should such products receive the applicable regulatory approval for commercial sale. Except as set forth in the Memorandum, the Company is not aware that any of its employees, including the employees of its Subsidiaries, are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that the Company believes would materially interfere with the use of the employee’s best efforts to promote the interests of the Company and/or its Subsidiaries or that would conflict with the business of the Company and/or its Subsidiaries as currently conducted. To the Company’s knowledge, neither the execution and delivery of this Agreement, nor the carrying on of the business of the Company and its Subsidiaries by the employees of the Company and its Subsidiaries, nor the conduct of the business of the Company and its subsidiaries, as currently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

3.10 Private Offering. No form of general solicitation or general advertising was used by the Company in connection with the Offering. Subject in part to the accuracy and completeness of the Subscribers’ representations in Article II and Article VIII of this Agreement, no registration of the Units or the Securities pursuant to the provisions of the Securities Act will be required by the offer, sale, or issuance of the Units and the Securities pursuant to this Agreement.

3.11 Additional Company Covenants. If the Company completes the Initial Closing, then the Company will use its best efforts to obtain the Stockholder Approval and to complete the Final Closing. Until the earlier to occur of the Final Closing Date and the Expiration Date, the Company will not issue or sell any securities to any party, other than (i) the issuances and sales contemplated by this Agreement, (ii) pursuant to the terms of previously granted employee stock options and previously granted outstanding warrants, options, and convertible securities and, (iii) the issuance of up to 1,000,000 shares of Common Stock (or options exercisable for such shares) pursuant to currently authorized shares under its stock option plan and employee stock purchase plan and pursuant to the conversion into Common Stock of amounts due under currently outstanding promissory notes that are not held by officers, directors or senior members of the Company’s management. The Company will use its best efforts to ensure that its officers and directors will not transfer or sell any of the Company’s securities to any party, other than to a spouse, child, grandchild, parent, brother or sister, to a trust established for the benefit of the same, or to the estate of any of the same by gift, will or intestate succession, or pursuant to the terms of previously granted employee stock options and previously granted outstanding warrants, options, and convertible securities, until the earlier to occur of the Final Closing Date and the Expiration Date.

IV.	TERMS OF SUBSCRIPTION; CONDITIONS TO OBLIGATIONS OF THE COMPANY

4.1 The Company reserves the right to reject the subscription made hereby in its sole discretion. Unless terminated earlier in the Placement Agent’s or the Company’s sole discretion, the Offering will expire on the Offering Termination Date (subject to extension at the Company’s sole discretion without notice to the Subscribers) (the “Expiration Date”).

4.2 Pending the sale of the Securities pursuant to the subscribed Units, all funds paid hereunder shall be deposited by each such Subscriber in escrow with the Escrow Agent prior to the Initial Closing and Final Closing, as applicable, consistent with the terms of this Agreement.

4.3 The Subscriber hereby authorizes and directs the Company, upon the applicable Closing, to deliver the Securities issuable pursuant to the Units to be issued to the Subscriber pursuant to this Agreement at such Closing to the residential or business address indicated on the signature page hereto.

4.4 The Subscriber hereby authorizes and directs the Company to return, without interest, any funds for unaccepted subscriptions to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

4.5 The Company’s agreement with each Subscriber is a separate agreement and each sale of the Securities included in the Units to each Subscriber is a separate sale.

4.6 In addition to the other requirements set forth herein, the Company’s obligation to complete the sale and issuance of the Securities and deliver the Units to the Subscriber at each of the Initial Closing and the Final Closing shall be subject to the following conditions, any one or more of which may be waived in writing by the Company: (a) receipt by the Company of the full amount of the purchase price for the Units being purchased hereunder at such Closing; (b) the accuracy of the representations, warranties, and acknowledgments (as if such representations, warranties and acknowledgements were made on such Closing Date) made by the Subscribers in this Agreement and the fulfillment of those undertakings, agreements and covenants of the Subscribers required to be fulfilled prior to such Closing; (c) the Subscriber shall have completed, executed and delivered to the Company the Confidential Subscriber Questionnaire set forth in Article VIII of this Agreement, which Questionnaire shall be satisfactory to the Placement Agent and the Company, each in their sole discretion; (d) there shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement; (e) the sale of the Units shall not be prohibited by any applicable law, regulation or governmental order; and (f) with respect to the Final Closing, and as a condition precedent thereto (which condition may not be waived by the Subscribers), the Company shall have received the requisite Stockholder Approval and the Amended Certificate of Incorporation shall have been filed and accepted by the Secretary of State of the State of Delaware.

V.	CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS

5.1 The Subscribers’ obligation to purchase the Units at each of the Initial Closing and the Final Closing is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions (other than the condition that Stockholder Approval have been obtained prior to the Final Closing, which condition may not be waived by the Subscribers) may be waived at the option of each Subscriber to the extent permitted by law:

(a) Representations and Warranties Correct; Survival. The representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects when made (except for any representation or warranty that speaks as of a specific date, which shall be true and correct in all material respects as of such date), and shall be true and correct in all material respects on the Initial Closing Date with the same force and effect as if they had been made on and as of said date (except for any representation or warranty that speaks as of a specific date, which shall be true and correct in all material respects as of such date). The representations and warranties made by the Company in Article III hereof shall survive until the first anniversary of the Initial Closing Date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such Closing shall have been performed or complied with in all material respects.

(c) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(d) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Units or the Securities (except as otherwise provided in this Agreement).

5.2 The Subscribers’ obligation to purchase that portion of the Units subscribed for purchase at the Final Closing pursuant to this Agreement is subject to the fulfillment on or prior to the Final Closing of the following additional condition, which condition may be waived at the option of each Subscriber to the extent permitted by law:

(a) No Material Adverse Change. Between the Initial Closing Date and the Final Closing Date there shall not have occurred any material adverse change in the business, operations, condition (financial or otherwise), assets, or results of operations of the Company and its Subsidiaries as a whole; provided, however, that for purposes of determining whether there shall have been any such material adverse change, any adverse change (i) resulting from or relating to general business or economic conditions shall be disregarded; (ii) in, resulting from or relating to the market price of the Common Stock shall be disregarded; (iii) relating to or affecting the biotechnology industry generally shall be disregarded; (iv) relating to or affecting the ophthalmic therapeutic, diagnostic or drug industry generally shall be disregarded; (v) arising from or related to any clinical or pre-clinical trials or studies conducted by the Company shall be disregarded; (vi) resulting from or relating to the announcement of this Agreement and the transactions contemplated hereby or the taking of any action required by this Agreement shall be disregarded; (vii) arising from or relating to the development, discovery or commercialization of any present or proposed technology, processes or product that is (or may reasonably be expected to be) competitive with or superior to any of the technology, processes or products of the Company shall be disregarded.

VI.	REGISTRATION RIGHTS

6.1 As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

(b) “Business Day” shall mean a day Monday through Friday on which banks are generally open for business in New York.

(c) “Holders” shall mean the Subscribers and any person holding Registrable Securities or any person to whom the rights under Article VI have been transferred in accordance with Section 6.10 hereof.

(d) “Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

(e) The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(f) “Registrable Securities” shall mean the Common Stock included in the Units, the Common Stock issuable up exercise of the Warrants included in the Units, the Common Stock issuable upon exercise of any warrants issued to the Placement Agent and the Common Stock issuable upon exercise of any warrants issued pursuant to Section 6.2 of this

Agreement; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Commission; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee pursuant to Section 6.10; or (D) have not become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Securities Act.

(g) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 6.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, and the reasonable fees and expenses of one legal counsel for all Holders in connection with the Registration Statement, not to exceed $3,000.

(h) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel and other advisors for any Holder, except for the fees and expenses of the such counsel of the Holders as is set forth in the definition of “Registration Expenses” above.

6.2 Subject to the terms herein, the Company will, as soon as practicable following the Final Closing Date but not later than 15 days following the Final Closing Date (the “Filing Date”), (a) subject to receipt of necessary information from the Holders, file a registration statement with the SEC (the “Registration Statement”) on the appropriate form to allow the resale of the Registrable Securities, and use its best efforts, subject to receipt of necessary information from the Holders, to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the Filing Date; and (b) subject to Section 6.8 hereof, cause such Registration Statement to remain effective (the “Registration Period”) until the earlier of (i) such date as the holders of the Registrable Securities have completed the distribution described in the Registration Statement and (iii) at such time that such Registrable Securities have become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Securities Act. Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Holders shall have no further right to offer or sell any of the Securities pursuant to the Registration Statement. To the extent permissible, such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416 under the Securities Act), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Should the Company fail to file the Registration Statement by the Filing Date, then it will issue each Subscriber (on a pro-rata basis), as liquidated damages and not as a penalty, additional Class B Warrants to purchase a number of shares of Common Stock equal to 1% of the shares of Common Stock, on a fully diluted basis, issued to Subscribers in the Offering for each 15 day period the Registration Statement remains unfiled, up to a maximum of warrants among all Subscribers to purchase an additional 4% of the Common Stock issued to the Subscribers in the Offering on a fully diluted basis and no further liquidated damages will be owed pursuant to this provision.

6.3 If the Company does not receive Stockholder Approval by the date that is 15 days after the Stockholder Approval Termination Date, as extended, (the “Outside Filing Date”) then the Company shall file a Registration Statement with the SEC with respect to the resale of the shares of Common Stock (i) included in the Units sold in the Offering upon the Initial Closing; and (ii) issuable upon exercise of the Warrants included in the Units sold in the Initial Closing. Should the Company fail to file the Registration Statement in accordance with this subsection 6.3 by the Outside Filing Date, then it will issue to Subscribers (on a pro-rata basis), as liquidated damages and not as a penalty, a cash payment equal to 1% of the Initial Closing Amount for each 15 day period the Registration Statement remains unfilled, up to a maximum of 4% in the aggregate among all Subscribers of the Initial Closing Amount (i.e., 60 days) and no further liquidated damages will be owed pursuant to this provision.

6.4 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders.

6.5 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a) subject to Section 6.8 hereof, use its best efforts to keep such registration, and any qualification, exemption or compliance under state or federal securities laws which the Company determines to obtain, continuously effective until the termination of the Registration Period; and

(b) advise the Holders as soon as practicable:

(i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(c) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

(d) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the Commission;

(e) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in order to facilitate the public sale or other disposition of all or any of the Securities by Holder; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters;

(f) prior to any public offering of Registrable Securities pursuant to any registration statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other reasonable acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement, provided, however, that the Company shall not for any such purpose be required to (i) qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified; (ii) consent to general service of process in any such jurisdiction; (iii) subject itself to taxation in any such jurisdiction; (iv) provide any undertakings that cause material expense or burden to the Company; or (v) make any change to its organizational documents which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(g) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request at least five (5) business days prior to sales of Registrable Securities pursuant to such Registration Statement, subject to the submission by Holder to the Company’s transfer agent of the original certificate(s) representing the Registrable Securities to be sold and a separate Subscriber’s Certificate of Subsequent Sale duly executed by Subscriber;

(h) subject to Section 6.8 hereof, upon the occurrence of any event contemplated by Section 6.5(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter promptly delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(i) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and use its reasonable best efforts to make generally available to the Holders not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

Notwithstanding the foregoing, it shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraphs (a) through (i) of this Section 6.5, that the Subscriber shall furnish to the Company such information regarding itself, the Securities to be sold by the Subscriber, and the intended method of disposition of such Securities as shall be required to effect the registration of the Securities, all of which information shall be furnished to the Company in writing specifically for use in the Registration Statement.

6.6 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

6.7 (a) To the extent permitted by law, the Company shall indemnify each Holder and Affiliate of each Holder, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.7(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred by such Holder or person controlling such Holder in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of, relates to or is based upon (i) an untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or person controlling such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or any supplement or amendment thereto, or (ii) the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities.

(b) Each Holder will severally but not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, and each Affiliate of the foregoing, against all claims, losses, damages, liabilities and expenses (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.7(c) below), arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or omission thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus or any amendment or supplement thereto, and the Holder will reimburse the Company, its directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating, defending, settling, compromising or paying any such claim, loss, damage, liability, expense or action as incurred. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the net proceeds received by such Holder in the Offering, except in the event of fraud or intentional misrepresentation by such Holder.

(c) Each party entitled to indemnification under this Section 6.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. Subject to provisions hereinafter stated, in case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from an Indemnifying Party, the Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnifying Party and the Indemnified Party, based upon the advice of such Indemnified Party’s counsel, shall have reasonably concluded that there may be a conflict of interest between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this Section 6.7 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by such Indemnifying Party in the case of paragraph (a), representing the Indemnified Parties who are parties to such action or (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the Indemnifying Party. In no event shall any Indemnifying Party be liable in respect of any amounts paid in settlement of any action unless the Indemnifying Party shall have approved the terms of such settlement; provided that such approval shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 6.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact or the inaccurate representation and/or warranty relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities pursuant to this paragraph 6.7(b) in excess of the net proceeds received by such Holder in the Offering, except in the event of fraud or intentional misrepresentation by such Holder.

6.8 (a) Notwithstanding any other provision of this Agreement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities or the filing of an appropriate report with the SEC pursuant to the Exchange Act, so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 6.2 or 6.3 (as applicable) until its receipt of copies of the supplemented or amended prospectus from the Company or confirmation of the filing of such report with the SEC by the Company, any such prospectus to be forwarded promptly to the Subscriber by the Company, and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Notwithstanding any other provision of this Agreement, each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 6.2 and 6.3 (as applicable) during any periods not to exceed 60 days in the aggregate within any one 12-month period when the Company reasonably determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

(c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article VI.

(d) Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

(e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(g) At the end of the period during which the Company is obligated to keep the Registration Statement current and effective as described above, the Holders of Registrable

Securities included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

6.9 With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

6.10 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, but only if: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice of the proposed transfer to the Company including the name and address of such transferee and a copy of the transfer documents and agreements; (iii) such transferee agrees in writing with the Company to be bound by and to comply with the terms and provisions of this Agreement; (iv) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D; and (v) such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 6.10, the rights of a Holder with respect to Registrable Securities as set forth herein shall not be transferable to any other Person, the Company may impose stop transfer orders with respect to any such transfer or attempted transfer, and any such transfer or attempted transfer shall be null and void.

6.11 The Company shall use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed.

6.12 With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article VI may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

VII.	MISCELLANEOUS

7.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by facsimile, with confirmation, by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefore or sent by nationally recognized overnight express courier postage prepaid, if to the Company: addressed to InSite Vision, Incorporated, 965 Atlantic Avenue, Alameda, California 94501, Attn: Chief Financial Officer, Fax: (510) 865-5700 and if to the Subscriber, at the Subscriber’s address or facsimile number indicated on the signature page of this Agreement. Notices shall be deemed to have been given or delivered in the case of facsimile, upon confirmation of receipt, registered or certified mail, three days after so mailed, in the case of hand delivery, when so delivered against written receipt therefore, and in the case of overnight express courier, the day after mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

7.2 Except as otherwise provided above, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

7.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Units as herein provided; subject, however, to the right hereby reserved to the Company to revoke this subscription in accordance with Section 4.1, enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

7.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE EXCLUSIVE FORUMS FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT ARE EITHER THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

7.6 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

7.7 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

7.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.9 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

7.10 (a) The Subscribers severally agree not to issue any public statement with respect to the Subscribers’ investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b) The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law and to satisfy its obligations under Article VI.

7.11 The Subscriber represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Subscriber hereby severally but not jointly agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Subscriber hereunder.

7.12 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities.

7.13 The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of Article VI of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. Accordingly, except as otherwise specifically set forth herein, any Subscriber shall be entitled to an injunction or injunctions with respect to the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity, and the Company expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the Subscriber bringing such action.

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VIII.	CONFIDENTIAL SUBSCRIBER QUESTIONNAIRE

The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS PARTS I-IV OF THIS QUESTIONNARE WILL BE KEPT STRICTLY CONFIDENTIAL except as otherwise required by law or as necessary for inclusion in the Registration Statement. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities.

Category D	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Units and with total assets in excess of $5,000,000.(describe entity)

Category G	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, where the purchase is directed by a “sophisticated Subscriber” as defined in Regulation 506(b)(2)(ii) under the Securities Act.

Category H	The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category I	The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Initial Closing Date and Final Closing Date in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

Part II SUITABILITY (please answer each question)

(a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

(b) For an individual Subscriber, please describe any college or graduate degrees held by you:

(c) For all Subscribers, please state whether you have you participated in other private placements before:

YES                                 NO

(d) If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies	Public or Private Pharmaceutical Companies
Frequently

Occasionally

Never

(e) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES                                 NO

(f) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES                                 NO

(g) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES                                 NO

(h) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES                                 NO

(i) For all Subscribers, do you understand that there is no guarantee of financial return on this investment, that an investment in the Securities is highly speculative and risky and that you run the risk of losing your entire investment?

YES                                 NO

(j) For all Subscribers, will you have sufficient readily available cash to fund your obligation to purchase Securities at the Final Closing pursuant to your subscription if and when the Final Closing occurs?

YES                                 NO

Part III MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a) Individual Ownership

(b) Community Property

(c) Joint Tenant with Right of Survivorship (both parties must sign)

(d) Partnership*

(e) Tenants in Common

(f) Company*

(g) Trust*

(h) Other

*	If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

Part IV NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one):

Yes                                  No

If Yes, please describe:

*	If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Article III, Sections 28(a) and (b) of the Rules of Fair Practice.

Name of NASD Member Firm

By:
Authorized Officer

Date:

Part V REGISTRATION QUESTIONNAIRE

The following questions in this Part V are specifically intended to provide information to the Company for the Company’s use in the preparation of the Registration Statement contemplated by the Subscription Agreement and for specific inclusion in such Registration Statement.

PLEASE ANSWER EVERY QUESTION BELOW. If a question is inapplicable to you or your answer is in the negative, please so state by inserting “N/A.” If you are in doubt whether a particular question requires an affirmative response from you, please furnish full particulars so that those persons responsible for preparing the Registration Statement contemplated by the Subscription Agreement can determine whether any disclosure based on your answer is required. Information requested in this questionnaire is as of the date you complete the questionnaire, unless otherwise indicated. Your furnishing such information does not necessarily mean that such information will be disclosed, although it may be disclosed. You are required to promptly provide the Company with any update to the information if such information changes after the date hereof.

DEFINITIONS

Your answers to this questionnaire should be made upon the basis of the following definitions of terms used in this questionnaire:

The term “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or direct the voting of, such security or (2) investment power, which includes the power to dispose or direct the disposition of such security. A person may be regarded as having voting power of a security which is owned (i) by his spouse or minor children or by any of his relatives or his spouse’s relatives who share the same home with him, (ii) a partnership of which he is a partner or (iii) a corporation of which he is a substantial stockholder. A person is also deemed to be the beneficial owner of shares which that person has the right to acquire within 60 days, including but not limited to any right to acquire through the exercise of an option, through conversion of a security, pursuant to the power to revoke a trust or pursuant to the automatic termination of a trust. Please also disclose any other rights, which you have to acquire securities of the Company on or before March 1, 2004.

The term “material,” when used to qualify a requirement for the furnishings of information as to any subject, limits the information required to those matters about which the average prudent investor should reasonably be informed before buying or selling the securities of the Company. If you are in doubt as to the materiality of certain information, you should relate sufficient facts to enable the Company and its advisors to reach a conclusion as to its materiality.

QUESTIONS

QUESTION 1:

State your present position or positions with the Company (if any), including membership on any audit, personnel, compensation or similar committee or committees; any positions held by you during the previous three years; and any positions to which you have been elected or appointed but the duties of which you have not yet assumed. For each position, list the term or expected term of office.

ANSWER:

QUESTION 2:

Other than Securities that you will acquire in connection with the Offering, provide below information regarding the equity securities of the Company of which you are the “beneficial owner.” Please refer to the definition of “beneficial owner,” above. Under the column “Nature of Ownership,” please indicate amounts of securities for which you have (a) sole voting power, (b) shared voting power, (c) sole investment power, or (d) shared investment power. If your response covers any securities included because you have the right to acquire them on or before             , 2004, please separately indicate the amount of such securities. Also, if you hold more than 5% of the Company’s securities pursuant to a voting trust or similar agreement, please separately state the amount of such securities held or to be held pursuant to the trust or agreement, the duration of the agreement and the names and addresses of the voting trustees, outlining briefly their voting rights and other powers under the trust or agreement.

ANSWER (attach additional pages if necessary):

Number of Securities	Nature of Ownership	Title of Securities

QUESTION 3:

If you plan to offer your shares of Common Stock through the selling efforts of brokers or dealers, describe the terms (and attach copies) of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s), including volume limitations on sales, parties to the agreement and the conditions under which the agreement may be terminated. If known, identify the broker(s) or dealer(s), which will participate in the offering and state the amount to be offered through each.

ANSWER:

QUESTION 4:

Describe below any information known to you, and if none state “none,” pertaining to underwriting compensation and arrangements or any dealings between any underwriter or related person, member of the NASD or a person associated with a member of the NASD, and the Company or any controlling stockholder thereof since January 1, 1998.

ANSWER:

QUESTION 5:

State below whether you or any of your associates are a member of NASD, a controlling stockholder of a member, a person associated or affiliated with a member or an underwriter or related person with respect to the proposed offering. If you responded “yes,” describe such relationship:

ANSWER:

QUESTION 6:

Are you a broker-dealer?

ANSWER:

Yes                                  No

QUESTION 7:

If you are not a broker-dealer, are you affiliated with a broker-dealer?

ANSWER:

Yes                                  No

QUESTION 8:

If you are affiliated with a broker-dealer, did you purchase the securities in the ordinary course of business?

ANSWER:

Yes                                  No

QUESTION 9:

If you are affiliated with a broker-dealer, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities at the time that you purchased the securities?

ANSWER:

Yes                                  No

Please note that the Commission takes the position that if you are a broker-dealer, you are to be identified in the Registration Statement as an underwriter. In the “Plan of Distribution,” the Registration Statement will provide substantially as follows:

“The selling stockholders and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the issued and outstanding shares of common stock or the shares of stock issuable upon exercise of warrants may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by the selling stockholders on the resales of the securities may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.”

QUESTION 10:

Are their specific individuals who have voting or investment control over the securities?

ANSWER:

Yes                                  No

If you answered “yes”, please list the names of such individuals:

The answers to the foregoing questions are true and correct to the best of the undersigned’s knowledge, information and belief. The undersigned agrees to promptly notify the Company in writing in care of Chief Financial Officer, InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501 of (a) any transfer by you of your Units, (b) sales of common stock of the Company (giving the number of shares sold and the name of the broker-dealer used) and (c) any other changes in the answers to this questionnaire that should be made as a result of any material development occurring subsequent to the date hereof.

Dated:             , 2004.

Signature

The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Subscriber Questionnaire contained in this Article VIII and such answers have been provided under the assumption that the Company will rely on them.

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[SIGNATURE PAGE TO FOLLOW]

[Signature Page]

(the “Purchase Price”) =                      X $              (the “Offering Price”) = $              Number of Units

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Title	Title

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone—Business

Telephone-Residence	Telephone—Residence

Facsimile-Business	Facsimile—Business

Facsimile-Residence	Facsimile—Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:
Dated: , 2004

This Subscription Agreement is agreed to and accepted by the Company as of             , 2004.

INSITE VISION, INCORPORATED

By:
Name:
Title:	President and Chief Executive Officer

CERTIFICATE OF SIGNATORY

(To be completed if Units are

being subscribed for by an entity)

I,                                                             , am the                                                              of                                                               (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Units, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this                      day of             , 2004.

(Signature)

Exhibit A

Notice to Subscriber

of

Initial Subscriber Amount

Dear Subscriber:

Pursuant to the Section 1.2 of that certain Subscriber Agreement by and between InSite Vision, Incorporated and certain signatories therein, dated as of             , 2004 (the “Subscription Agreement”), this letter shall serve as notice to provide you with information concerning your allocation for the Initial Closing in connection with the Offering of Units by the Company and the amount you are hereby obligated to invest at the Initial Closing as per the Subscription Agreement (the “Initial Closing Amount” as further defined in the Subscription Agreement).

Please note that after the Company receives the Stockholder Approval, you will be obligated to participate in the Final Closing in the amount listed under item “F” below, subject to the Company’s satisfaction of certain conditions set forth in the Subscription Agreement (the “Final Closing Amount” as further defined in the Subscription Agreement).

A) Subscriber’s subscription amount:
B) Number of Units Available to all Subscribers for Initial Closing:

C) Number of Units Allocated to you for Initial Closing:

D) Initial Closing Amount due at Initial Closing:
E) Number of Units Allocated to you for Final Closing:

F) Final Closing Amount due at Final Closing (subject to terms hereof):